As filed with the Securities and Exchange Commission on February 11, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EMCORE Corporation

(Exact name of Registrant as specified in its charter)

New Jersey	22-2746503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2015 W. Chestnut Street
Alhambra, California, 91803
Telephone: (626) 293-3400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tom Minichiello
Chief Financial Officer
EMCORE Corporation
2015 W. Chestnut Street
Alhambra, California 91803
Telephone: (626) 293-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James J. Masetti, Esq.

Davina K. Kaile, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 233-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-235818)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value per share	$6,000,000	$655

(1)          This amount is in addition to the previously registered securities with a proposed maximum aggregate offering price not to exceed $30,000,000 on the Registration Statement on Form S-3 (File No. 333-235818), which was declared effective by the Securities and Exchange Commission on January 27, 2020.

(2)          Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,000,000 are hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-3 (Registration No. 333-235818) (the “Prior Registration Statement”), which was declared effective by the Commission on January 27, 2020, and is being filed solely for the purpose of registering an additional $6,000,000 of shares of common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Connell Foley LLP.
23.1	Consent of KPMG LLP, an independent registered public accounting firm.
23.2	Consent of Connell Foley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of Registration Statement on Form S-3 (Registration No. 333-235818), filed by EMCORE Corporation on January 6, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on February 10, 2021.

EMCORE CORPORATION

By:	/s/ Jeffrey Rittichier
Jeffrey Rittichier
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Rittichier	Chief Executive Officer, President and Director	February 10, 2021
Jeffrey Rittichier	(Principal Executive Officer)

*	Chief Financial Officer	February 10, 2021
Tom Minichiello	(Principal Financial and Accounting Officer)

*	Director	February 10, 2021
Stephen L. Domenik

*	Director	February 10, 2021
Bruce Grooms

*	Director	February 10, 2021
Noel Heiks

*	Director	February 10, 2021
Rex S. Jackson

*By:	/s/ Jeffrey Rittichier
Jeffrey Rittichier, Attorney-in-Fact

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